Exhibit 99.1

NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

Contact:

Robert Stefanovich

Executive Vice President, Chief Financial Officer

Artemis International Solutions Corporation

949-660-6555

robert.stefanovich@us.aisc.com

Deborah Pettigrew

Artemis International Solutions Corporation

949-660-6554

deborah.pettigrew@us.aisc.com

ARTEMIS CLOSES $9 MILLION PRIVATE EQUITY FINANCING

NEWPORT BEACH, Calif., June 17, 2004 – Artemis International Solutions Corporation (OTCBB: AMSI), a leading global provider of enterprise portfolio, project and resource management software solutions, announced today it has completed a private placement of $9 million of preferred stock.  The proceeds from the transaction will be used for working capital, the repayment of debt, and to strengthen the company’s balance sheet.

In connection with the financing, Artemis issued 4,090,909 shares of preferred stock, priced at $2.20 per share, each of which is convertible into one share of common stock. In addition, the company issued 5-year warrants to purchase 409,090 shares of common stock at an exercise price of $2.64 per share.  The investor group includes Emancipation Capital, Trilogy Software Corporation and Potomac Capital, among others. As part of the transaction, Joe Liemandt, Trilogy’s founder and chief executive officer, will join the Artemis board of directors.

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“Artemis is on the move,” said Patrick Ternier, chief executive officer of Artemis.  “This transaction is a key component of our restructuring, and is in the interests of both our customers and shareholders. We can now focus on executing our strategy to strengthen our natural position as a leader in the growing market for industry-specific portfolio and project management solutions. We are pleased to have the backing of this group of well-regarded software investors.”

Neither the shares of preferred stock, the warrants sold to the investors, nor the shares of common stock to be issued upon conversion of the preferred shares or exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, these shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Artemis has agreed to file a registration statement covering resale by the investors of the shares of common stock to be issued upon conversion of the preferred shares or exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the preferred stock, warrants or common stock to be issued upon exercise of the warrants. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

The company will also file a Report on Form 8-K with the Securities and Exchange Commission outlining the terms of the above transaction in more detail.

About Artemis International Solutions Corporation

Artemis International Solutions Corporation (OTCBB: AMSI) is one of the world’s leading providers of investment planning and control solutions that help organizations execute strategy through effective portfolio and project management. Artemis has refined 30 years experience into a suite of solutions and packaged consulting services that address the specific needs of both industry and the public sector including, IT management, new product development, program management, fleet and asset management, outage management and detailed project management. With a global network covering 44 countries, Artemis is helping thousands of organizations to improve their business performance through better alignment of strategy, investment planning and project execution. For more information visit www.aisc.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

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